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                                                                  EXHIBIT 4.29

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                       VITAFORT INTERNATIONAL CORPORATION

                             Pursuant to Section 242
                         of the General Corporation Law
                            of the State of Delaware

          VITAFORT INTERNATIONAL CORPORATION, a Delaware corporation (the "Corporation"), hereby certifies as follows:

           FIRST: The amendment to the Certificate of Incorporation to be effected hereby is as follows:

     Paragraph 4 of the Certificate of Incorporation, relating to the authorized capital stock of the Corporation, is hereby amended to read as follows:

     4. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 9,500,000, of which 500,000 shall be Preferred Stock, par value $.01 per share and 9,000,000 shall be Common Stock, par value $.0001 per share ("Common Stock"), and the voting power, designations, preferences and relative participating option or other special qualifications, limitations or restrictions thereof are set forth hereinafter. Each one (1) share of Common Stock issued and outstanding at 5:00 PM Eastern Daylight Time on October 4, 1996 is automatically changed, without further action, into one twentieth (1/20) of a fully paid and non-assessable share of the Common Stock, provided that no fractional shares shall be issued pursuant to such change. All fractional shares below fifty hundredths (.50) shall be disregarded and all fractional shares of fifty hundredths (.50) or greater shall be rounded up to the next highest whole number.

     1.   PREFERRED STOCK

          (a) The Preferred Stock may be issued in one or more series, each of which shall be distinctively designated, shall rank equally and shall be identical in all respects except as otherwise provided in subsection 1(b) of this Section 4.

          (b) Authority is hereby vested in the Board of Directors to issue from time to time the Preferred Stock of any series and to state in the resolution or resolutions providing for the issuance of shares of any series the voting powers, if any, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of such series to the full extent now or hereafter permitted by the law of


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          the State of Delaware in respect of the matters set forth in the following clauses (I) to (viii) inclusive;

               (i) the number of shares to constitute such series, and the distinctive designations thereof;

               (ii) the voting powers, full or limited, if any, of such series;

               (iii) the rate of dividends payable on shares of such series, the conditions on which and the times when such dividends are payable, the preference to, or the relation to, the payment of the dividends payable on any other class, classes or series of stock, whether cumulative or non-cumulative and, if cumulative, the date from which dividends on shares of such series shall be cumulative;

               (iv) the redemption price or prices, if any, and the terms and conditions on which shares of such series shall be redeemable;

               (v) the requirement of any sinking fund or funds to be applied to the purchase or redemption of shares of such series and, if so, the amount of such fund or funds and the manner of application;

               (vi) the rights of shares of such series upon the liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;

               (vii) the rights, if any, of the holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class, classes or series of stock and the price or prices or the rates of exchange and the adjustments at which such shares shall be convertible or exchangeable, and any other terms and conditions of such conversion or exchange;

               (viii) any other preferences and relative, participating, optional or other special rights of shares of such series, and qualifications, limitations or restrictions including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any qualifications, limitations or restrictions of rights or powers to which shares of any future series shall be subject.

          (c) The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the votes of all classes of voting securities of the Corporation without a class vote of the Preferred Stock, or any series thereof, except as otherwise provided in the resolution or resolutions fixing the voting rights of any series of the Preferred Stock.

     2.   COMMON STOCK

          (a)  After the requirements with respect to preferential dividends

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          on the Preferred Stock (fixed in accordance with the provisions of Paragraph 1 of this Section 4), if any, shall have been met and after the corporation shall have complied with all the requirements, if any, with respect to the setting aside of same as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of Paragraph 1 of this Section 4), and subject further to any other conditions which may be fixed in accordance with the provisions of Paragraph 1 of this Section 4, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

          (b) After distribution in full of the preferential amount (fixed in accordance with the Provisions of Paragraph 1 of this Section
          4), if any, to be distributed to the holders of Preferred Stock in the event of the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the holders of Common Stock shall, subject to the rights, if any, of the holders of Preferred Stock to participate therein (fixed in accordance with the provisions of Paragraph 1 of this Section 4) be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

          (c) Except as may otherwise be required by law or by the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to Paragraph 1 of this Section 4, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him on all matters voted upon by the stockholders.

     3.   OTHER PROVISIONS RELATED TO SHARES OF STOCK:

          (a) No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, whether such holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

          (b) The powers and rights of Common Stock shall be subordinated to the powers, preferences and rights of the holders of Preferred Stock. The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted

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          in Paragraph I of this Section 4 and the consent, by Class or series, vote or otherwise, of the holders of such of the series of are from time to time outstanding Preferred Stock as for the issuance by the Board of shall not be required Directors of any other series of rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to Paragraph 1 of this 4 Section 4 that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

          (c) subject to the provisions of subparagraph (b) of this Paragraph 3 of this Section 4, shares of any series of Preferred Stock may be authorized or issued from time to time as the Board of Directors in its sole discretion shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors in its sole discretion.

          (d) Shares of Common stock may be issued from time to time as the Board of Directors in its sole discretion shall determine and on such terms and for such consideration as shall be fixed by the board of Directors in its sole discretion.

          (e) The authorized number of shares of Common Stock and of Preferred Stock Preferred Stock may be increased or decreased from time to time by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock of the corporation entitled to vote thereon.

     SECOND: The foregoing amendment to the Certificate of Incorporation of the Corporation was duly adopted by the holders of at least a majority of the outstanding shares entitled to vote by their giving written consent thereto in accordance with Section 242 of the Delaware General Corporation Law

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and its Assistant Secretary this 4th day of October, 1996.

                    VITAFORT INTERNATIONAL CORPORATION

                                 /s/ Mark Beychok
                              -------------------------------------------
                                    President


                                /s/ Frank J. Hariton
                              -------------------------------------------
                                Assistant Secretary



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